Exhibit 99.1

STRYKER REPORTS SECOND QUARTER 2017 RESULTS

Kalamazoo, Michigan - July 27, 2017 - Stryker Corporation (NYSE:SYK) reported operating results for the second quarter of 2017:

Second Quarter Highlights
Net sales grew 6.1% to $3.0 billion (6.9% constant currency)

Orthopaedics	5.5%	or	6.5% constant currency
MedSurg	6.2%	or	6.8% constant currency
Neurotechnology and Spine	6.9%	or	7.9% constant currency
Reported net earnings per diluted share increased 3.0% to $1.03
Adjusted net earnings per diluted share(1) increased 10.1% to $1.53

"Our growth momentum continued in the second quarter as we continue to drive share gains through new products and strong commercial execution," said Kevin A. Lobo, Chairman and Chief Executive Officer. "We are raising our full year guidance for both organic sales growth and EPS, which reflects our expectations for continued strong performance throughout the year."

Sales Analysis
Consolidated net sales of $3.0 billion increased 6.1% in the quarter as reported and 6.9% in constant currency, as foreign currency exchange rates negatively impacted net sales by 0.8%. Excluding the 0.2% impact of acquisitions, net sales in the quarter increased 6.7% in constant currency, including 8.2% from increased unit volume partially offset by 1.5% due to lower prices.
Orthopaedics net sales of $1.1 billion increased 5.5% in the quarter as reported and 6.5% in constant currency, as foreign currency exchange rates negatively impacted net sales by 1.0%. Excluding the 0.3% impact of acquisitions, net sales in the quarter increased 6.2% in constant currency, including 8.6% from increased unit volume partially offset by 2.4% due to lower prices.
MedSurg net sales of $1.3 billion increased 6.2% in the quarter as reported and 6.8% in constant currency, as foreign currency exchange rates negatively impacted net sales by 0.6%. Excluding the 0.1% impact of acquisitions, net sales in the quarter increased 6.7% in constant currency, including 7.1% from increased unit volume partially offset by 0.4% due to lower prices.
Neurotechnology and Spine net sales of $0.5 billion increased 6.9% in the quarter as reported and 7.9% in constant currency, as foreign currency exchange rates negatively impacted net sales by 1.0%. Net sales in the quarter increased 10.0% from increased unit volume partially offset by 2.1% due to lower prices.
Earnings Analysis
Reported net earnings of $391 million increased 2.9% in the quarter. Reported net earnings per diluted share of $1.03 increased 3.0% in the quarter. Reported net earnings include certain charges for the amortization of purchased intangible assets, Rejuvenate and ABG II and other recall matters, restructuring-related activities, legal matters and acquisition and integration related activities. The effect of each of these matters on reported net earnings and net earnings per diluted share appears in the reconciliation of actual results to adjusted results below. Excluding the impact of these charges increases gross profit margin in the quarter from 66.1% to 66.3% and increases operating income margin from 16.6% to 25.0%. Excluding the impact of the items described above, adjusted net earnings(2) of $581 million increased 10.7% in the quarter. Adjusted net earnings per diluted share(1) of $1.53 increased 10.1% in the quarter.
2017 Outlook
We now expect 2017 organic net sales growth to be in the range of 6.5% to 7.0% and adjusted net earnings per diluted share(3) to be in the range of $6.45 to $6.55. For the third quarter we expect adjusted net earnings per diluted share(3) to be in the range of $1.50 to $1.55. If foreign currency exchange rates hold near current levels, we expect net sales in the third quarter and full year to be negatively impacted by approximately 0.5% and adjusted net earnings per diluted share to be negatively impacted by approximately $0.02 in the third quarter and $0.10 in the full year.
(1) A reconciliation of reported net earnings per diluted share to adjusted net earnings per diluted share, a non-GAAP financial measure, and other important information appears below.
(2) A reconciliation of reported net earnings to adjusted net earnings, a non-GAAP financial measure, and other important information appears below.
(3) A reconciliation of expected net earnings per diluted share to expected adjusted net earnings per diluted share for the third quarter and full year and other important information appears below.

Conference Call on Thursday, July 27, 2017
As previously announced, the Company will host a conference call on Thursday, July 27, 2017 at 4:30 p.m., Eastern Time, to discuss the Company's operating results for the quarter ended June 30, 2017 and provide an operational update.
To participate in the conference call dial (844) 826-0610 (domestic) or (973) 453-3249 (international) and be prepared to provide conference ID number 26061645 to the operator.
A simultaneous webcast of the call will be accessible via the Company's website at www.stryker.com. The call will be archived on the Investors page of this site.
A recording of the call will also be available from 8:00 p.m., Eastern Time, on Thursday, July 27, 2017, until 11:59 p.m., Eastern Time, on Thursday, August 3, 2017. To hear this recording you may dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and enter conference ID number 26061645.
Caution Concerning Forward-Looking Statements
This press release contains information that includes or is based on forward-looking statements within the meaning of the federal securities laws that are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; potential supply disruptions; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the ultimate total cost with respect to the Rejuvenate and ABG II matter; the impact of investigative and legal proceedings and compliance risks; resolution of tax audits; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; changes in the competitive environment; our ability to integrate acquisitions; and our ability to realize anticipated cost savings. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
Stryker is one of the world's leading medical technology companies and, together with our customers, we are driven to make healthcare better. The Company offers a diverse array of innovative products and services in Orthopaedics, Medical and Surgical, and Neurotechnology and Spine that help improve patient and hospital outcomes. Stryker is active in over 100 countries around the world. Please contact us for more information at www.stryker.com.
For investor inquiries please contact:
Katherine A. Owen, Stryker Corporation, 269-385-2600 or katherine.owen@stryker.com
For media inquiries please contact:
Yin Becker, Stryker Corporation, 269-385-2600 or yin.becker@stryker.com

STRYKER CORPORATION For the Three and Six Months June 30 (Unaudited - Millions of Dollars, Except Per Share Amounts) CONDENSED STATEMENTS OF EARNINGS
	Three Months			Six Months
	2017	2016	% Change	2017	2016	% Change
Net sales	$3,012	$2,840	6.1%	$5,967	$5,335	11.8%
Cost of sales	1,022	998	2.4	2,015	1,799	12.0
Gross profit	$1,990	$1,842	8.0%	$3,952	$3,536	11.8%
% of sales	66.1%	64.9%		66.2%	66.3%
Research, development and engineering expenses	192	183	4.9	384	342	12.3
Selling, general and administrative expenses	1,130	1,043	8.3	2,232	1,987	12.3
Recall charges	72	28	157.1	98	47	108.5
Amortization of intangible assets	95	88	8.0	183	141	29.8
Total operating expenses	$1,489	$1,342	11.0%	$2,897	$2,517	15.1%
Operating income	$501	$500	0.2%	$1,055	$1,019	3.5%
% of sales	16.6%	17.6%		17.7%	19.1%
Other income (expense), net	(57)	(67)	(14.9)	(112)	(105)	6.7
Earnings before income taxes	$444	$433	2.5%	$943	$914	3.2%
Income taxes	53	53	—	108	132	(18.2)
Net earnings	$391	$380	2.9%	$835	$782	6.8%
Net earnings per share of common stock:
Basic	$1.04	$1.02	2.0%	$2.23	$2.09	6.7%
Diluted	$1.03	$1.00	3.0%	$2.20	$2.07	6.3%
Weighted-average shares outstanding - in millions:
Basic	373.9	374.2		373.7	373.7
Diluted	379.8	378.5		379.6	378.0
CONDENSED BALANCE SHEETS

	June	December
	2017	2016
Assets
Cash and cash equivalents	$3,649	$3,316
Marketable securities	98	68
Accounts receivable, net	1,905	1,967
Inventories	2,279	2,030
Other current assets	547	480
Total current assets	$8,478	$7,861
Property, plant and equipment, net	1,758	1,569
Goodwill and other intangibles, net	9,853	9,864
Other noncurrent assets	1,203	1,141
Total assets	$21,292	$20,435
Liabilities and shareholders' equity
Current liabilities	$3,014	$2,554
Accrued recall expenses	538	594
Other noncurrent liabilities	1,113	1,051
Long-term debt, excluding current maturities	6,592	6,686
Shareholders' equity	10,035	9,550
Total liabilities and shareholders' equity	$21,292	$20,435
CONDENSED STATEMENTS OF CASH FLOWS

	Six Months
	2017	2016
Operating activities
Net earnings	$835	$782
Depreciation	127	106
Amortization of intangible assets	183	141
Changes in operating assets and liabilities and other, net	(344)	(274)
Net cash provided by operating activities	$801	$755
Investing activities
Acquisitions, net of cash acquired	$(38)	$(4,219)
Change in marketable securities, net	(30)	536
Purchases of property, plant and equipment	(270)	(229)
Net cash used in investing activities	$(338)	$(3,912)
Financing activities
Borrowings/repayments of debt, net	$443	$3,611
Dividends paid	(318)	(284)
Repurchases of common stock	(230)	(13)
Other financing	(72)	(56)
Net cash (used in) provided by financing activities	$(177)	$3,258
Effect of exchange rate changes on cash and cash equivalents	47	10
Change in cash and cash equivalents	$333	$111

STRYKER CORPORATION For the Three and Six Months Ended June 30 (Unaudited - Millions of Dollars) CONDENSED SALES ANALYSIS

	Three Months				Six Months
			Percentage Change				Percentage Change
	2017	2016	As Reported	Constant Currency	2017	2016	As Reported	Constant Currency
Geographic:
United States	$2,201	$2,050	7.4%	7.4%	$4,364	$3,871	12.7%	12.7%
International	811	790	2.7	5.7	1,603	1,464	9.5	11.9
Total	$3,012	$2,840	6.1%	6.9%	$5,967	$5,335	11.8%	12.5%
Segment:
Orthopaedics	$1,141	$1,082	5.5%	6.5%	$2,276	$2,139	6.4%	7.2%
MedSurg	1,336	1,258	6.2	6.8	2,641	2,216	19.2	19.7
Neurotechnology and Spine	535	500	6.9	7.9	1,050	980	7.1	7.8
Total	$3,012	$2,840	6.1%	6.9%	$5,967	$5,335	11.8%	12.5%
SUPPLEMENTAL SALES GROWTH ANALYSIS

	Three Months
			Percentage Change
					United States	International
	2017	2016	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
Orthopaedics:
Knees	$389	$370	5.0%	5.9%	7.0%	0.1%	3.0%
Hips	322	323	(0.3)	1.0	2.1	(4.3)	(0.8)
Trauma and Extremities	351	328	7.0	8.0	11.4	(0.5)	2.4
Other	79	61	32.0	32.1	34.8	20.1	20.9
Total Orthopaedics	$1,141	$1,082	5.5%	6.5%	8.8%	(1.0)%	2.1%
MedSurg:
Instruments	$392	$377	4.1%	4.7%	4.2%	3.6%	6.2%
Endoscopy	406	357	13.9	14.3	15.5	8.4	10.2
Medical	474	465	1.6	2.4	2.3	(0.7)	2.8
Sustainability	64	59	10.0	10.0	10.0	8.4	13.0
Total MedSurg	$1,336	$1,258	6.2%	6.8%	7.0%	3.4%	6.2%
Neurotechnology and Spine:
Neurotechnology	$352	$312	12.8%	13.9%	10.3%	17.3%	20.4%
Spine	183	188	(2.9)	(2.1)	(1.3)	(7.7)	(4.7)
Total Neurotechnology and Spine	$535	$500	6.9%	7.9%	5.5%	10.0%	13.1%
Total	$3,012	$2,840	6.1%	6.9%	7.4%	2.7%	5.7%

	Six Months
			Percentage Change
					United States	International
	2017	2016	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
Orthopaedics:
Knees	$780	$731	6.8%	7.3%	7.2%	5.5%	7.4%
Hips	642	639	0.4	1.5	2.1	(2.2)	0.6
Trauma and Extremities	703	655	7.3	8.1	10.7	1.5	4.0
Other	151	114	33.0	33.0	30.5	45.2	44.6
Total Orthopaedics	$2,276	$2,139	6.4%	7.2%	8.3%	2.6%	4.9%
MedSurg:
Instruments	$786	$742	5.9%	6.4%	6.0%	5.7%	8.0%
Endoscopy	779	685	13.8	14.0	15.0	9.4	10.7
Medical	949	672	41.2	42.3	38.9	49.8	55.2
Sustainability	127	117	8.8	8.8	8.7	27.0	28.2
Total MedSurg	$2,641	$2,216	19.2%	19.7%	18.9%	20.3%	22.9%
Neurotechnology and Spine:
Neurotechnology	$683	$613	11.3%	12.0%	10.0%	13.7%	15.6%
Spine	367	367	0.1	0.6	0.5	(1.3)	1.1
Total Neurotechnology and Spine	$1,050	$980	7.1%	7.8%	6.1%	9.4%	11.5%
Total	$5,967	$5,335	11.8%	12.5%	12.7%	9.5%	11.9%

NON-GAAP FINANCIAL MEASURES
We supplement the reporting of our financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including percentage sales growth in constant currency; percentage organic sales growth; adjusted gross profit; cost of sales excluding specified items; adjusted selling, general and administrative expenses; adjusted operating income; adjusted effective income tax rate; adjusted net earnings; and adjusted net earnings per diluted share. We believe that these non-GAAP measures provide meaningful information to assist shareholders in understanding our financial results and assessing our prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of our operations because they exclude items that may not be indicative of or are unrelated to our core operating results and provide a baseline for analyzing trends in our underlying businesses. Management uses these non-GAAP financial measures for reviewing the operating results of reportable business segments and analyzing potential future business trends in connection with our budget process and bases certain management incentive compensation on these non-GAAP financial measures.
To measure percentage sales growth in constant currency, we remove the impact of changes in foreign currency exchange rates that affect the comparability and trend of sales. Percentage sales growth in constant currency is calculated by translating current and prior year results at the same foreign currency exchange rate. To measure percentage organic sales growth, we remove the impact of changes in foreign currency exchange rates and acquisitions that affect the comparability and trend of sales. Percentage organic sales growth is calculated by translating current and prior year results at the same foreign currency exchange rate excluding the impact of acquisitions. To measure earnings performance on a consistent and comparable basis, we exclude certain items that affect the comparability of operating results and the trend of earnings.
Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, selling, general and administrative expenses, operating income, effective income tax rate, net earnings and net earnings per diluted share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of our operations when viewed with our GAAP results and the reconciliations to corresponding GAAP financial measures below. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The following reconciles the non-GAAP financial measures discussed above with the most directly comparable GAAP financial measures:

STRYKER CORPORATION
For the Three Months and Six Months June 30
(Unaudited - Millions of Dollars, Except Per Share Amounts)
Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures

Three Months 2017	Gross Profit	Selling, General & Administrative Expenses	Amortization of Intangible Assets	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$1,990	$1,130	$95	$501	$391	11.8%	$1.03
Acquisition and integration related charges: (a)
Inventory stepped-up to fair value	1	—	—	1	—	0.1	—
Other acquisition and integration related	—	(8)	—	8	7	—	0.02
Amortization of purchased intangible assets	—	—	(95)	95	63	3.7	0.16
Restructuring-related charges (b)	6	(39)	—	45	41	(0.6)	0.11
Rejuvenate and other recall matters (c)	—	—	—	72	54	1.3	0.14
Legal matters (d)	—	(30)	—	30	25	—	0.07
Adjusted	$1,997	$1,053	$—	$752	$581	16.3%	$1.53

Three Months 2016	Gross Profit	Selling, General & Administrative Expenses	Amortization of Intangible Assets	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$1,842	$1,043	$88	$500	$380	12.3%	$1.00
Acquisition and integration related charges: (a)
Inventory stepped-up to fair value	35	—	—	35	22	1.6	0.06
Other acquisition and integration related	—	(31)	—	31	21	1.0	0.06
Amortization of purchased intangible assets	—	—	(88)	88	59	3.1	0.16
Restructuring-related charges (b)	2	(20)	—	22	20	(0.4)	0.05
Rejuvenate and other recall matters (c)	—	—	—	28	23	—	0.06
Adjusted	$1,879	$992	$—	$704	$525	17.6%	$1.39

Six Months 2017	Gross Profit	Selling, General & Administrative Expenses	Amortization of Intangible Assets	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$3,952	$2,232	$183	$1,055	$835	11.4%	$2.20
Acquisition and integration related charges: (a)
Other acquisition and integration related	—	(18)	—	18	14	0.2	0.04
Amortization of purchased intangible assets	—	—	(183)	183	124	3.1	0.32
Restructuring-related charges (b)	11	(72)	—	83	68	0.2	0.18
Rejuvenate and other recall matters (c)	—	—	—	98	75	0.9	0.20
Legal matters (d)	—	(30)	—	30	25	—	0.07
Adjusted	$3,963	$2,112	$—	$1,467	$1,141	15.8%	$3.01

Six Months 2016	Gross Profit	Selling, General & Administrative Expenses	Amortization of Intangible Assets	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$3,536	$1,987	$141	$1,019	$782	14.5%	$2.07
Acquisition and integration related charges: (a)
Inventory stepped-up to fair value	35	—	—	35	22	0.7	0.06
Other acquisition and integration related	—	(36)	—	36	25	0.5	0.07
Amortization of purchased intangible assets	—	—	(141)	141	98	2.0	0.26
Restructuring-related charges (b)	5	(37)	—	42	34	0.1	0.09
Rejuvenate and other recall matters (c)	—	—	—	47	39	—	0.10
Legal matters (d)	—	12	—	(12)	(7)	(0.3)	(0.02)
Adjusted	$3,576	$1,926	$—	$1,308	$993	17.5%	$2.63

(a)	Charges represent certain acquisition and integration related costs associated with acquisitions.
(b)	Charges represent the cost associated with certain restructuring-related charges associated with workforce reductions and other restructuring-related activities.
(c)	Charges represent changes in our best estimate of the minimum end of the range of probable loss to resolve the Rejuvenate recall and other recall matters.
(d)	Amount represents gains or losses associated with legal settlements.

STRYKER CORPORATION For the Three Months September 30, 2017 and Full Year December 31, 2017 Reconciliation of Expected Net Earnings Per Diluted Share to Expected Adjusted Net Earnings per Diluted Share
	Three Months		Full Year
	Low	High	Low	High
Expected - Reported	$1.15	$1.28	$5.05	$5.25
Acquisition and integration related charges	0.05	0.02	0.13	0.08
Amortization of purchased intangible assets	0.15	0.15	0.65	0.65
Restructuring-related charges	0.15	0.10	0.35	0.30
Rejuvenate and other recall matters	—	—	0.20	0.20
Legal matters	—	—	0.07	0.07
Expected - Adjusted	$1.50	$1.55	$6.45	$6.55